Exhibit 10.3

FIRST AMENDMENT
TO THE
PENN NATIONAL GAMING, INC.
DEFERRED COMPENSATION PLAN

WHEREAS, Penn National Gaming, Inc. (the “Company”) maintains the Penn National Gaming, Inc. Deferred Compensation Plan (the “Plan”); and

WHEREAS, Section 12.2 of the Plan provides that the Company may amend the Plan at any time by action of the Board; and

WHEREAS, the Company wishes to amend the Plan to address the eligibility of certain employees to participate in the Plan.

NOW, THEREFORE, the Plan is hereby amended effective November 1, 2013 as follows:

1.             Section 2.1 is amended by adding the following to the end thereof:

“Any Employee who becomes an Employee during the 24-month period commencing on November 1, 2013 and who had been a participant in the Gaming and Leisure Properties, Inc. Deferred Compensation Plan shall be eligible to participate in the Plan as soon as practicable following the date he becomes an Employee.”

2.             In all other respects, the Plan shall remain as previously written.

IN WITNESS WHEREOF, this First Amendment has been adopted this 6th day of January, 2014.

ATTEST:	PENN NATIONAL GAMING, INC.

/s/ Tammy L. Albrecht	By:	/s/ Robert S. Ippolito